SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 27, 2008

ESYS Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware		20-3079717
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

7425 Brighton Village Drive
Chapel Hill, NC 27515
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(919) 538-2305
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

On March 27, 2008, the Letter of Intent (as defined below) was terminated.  No material early termination penalties were incurred due to the termination of the Letter of Intent.

As previously disclosed in our Form 8-K filed on December 28, 2007, we entered into a confidential letter of intent (the “Letter of Intent”) with Epitome Systems, Inc. (“ESI”) on December 26, 2007.  Pursuant to the Letter of Intent, ESI and the Company agreed to various binding and non-binding provisions and entered into good faith negotiations in furtherance of entry into a definitive merger agreement whereby ESI was supposed to merge with a wholly-owned and newly-formed subsidiary of the Company (the”Merger”).  In addition, pursuant to the terms of the Letter of Intent, we gave Epitome a $500,000 refundable good faith deposit (the “Deposit”).

On March 27, 2008, we executed a letter agreement that terminated the Letter of Intent and agreed to specific terms of the repayment of the $500,000 earnest money Deposit paid to Epitome which repayment shall be made upon the earlier of (a) April 30, 2008, or (b) the consummation of one or more financings resulting in aggregate gross proceeds to Epitome of at least $12 million.

Exhibit Number	Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

             ESYS Holdings, Inc.

             By:  /s/ Raymond Tejeda-Acevedo
Raymond Tejeda-Acevedo
President and Chief Executive Officer

Dated: April 9, 2008